EXHIBIT 13.2.2

Administradora de Fondos de Pensiones Provida S.A.
Certification Pursuant to 18 U.S.C. Section 1350 as Enacted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Administradora de Fondos de Pensiones Provida S.A. (the “Company”) is filing with the U.S. Securities and Exchange Commission, on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2011 (the “Report”). The certification set forth below is being submitted for the purposes of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code and Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

I, María Paz Yáñez Macías, the Planning and Control Division Manager of the Company, hereby certify, to the best of my knowledge, that:

(A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(B) the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 27, 2012

By:	/s/ María Paz Yáñez Macías
Name:	María Paz Yáñez Macías
Title:	Planning and Control Division Manager

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.